UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2004

Intellisync Corporation

(Exact name of registrant as specified in its charter)

0-21709

(Commission File Number)

Delaware	77-0349154
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2550 North First Street, San Jose, California 95131

(408) 321-7650

Pumatech, Inc.

(Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.

Not applicable.

Item 2 Acquisition or Disposition of Assets.

Not applicable.

Item 3. Bankruptcy or Receivership.

Not applicable.

Item 4. Changes in Registrant’s Certifying Accountant.

Not applicable.

Item 5. Other Events and Regulation FD Disclosure.

On February 17, 2003, the registrant changed its name from Pumatech, Inc. to Intellisync Corporation. The change was effected pursuant to Section 253 of the General Corporation Law of the State of Delaware by the merger of a wholly-owned subsidiary into the registrant. The registrant was the surviving corporation and, pursuant to the merger, its name was changed to Intellisync Corporation. The registrant’s common stock will begin trading on the Nasdaq National Market under the symbol “SYNC” as of February 18, 2003 and has been assigned the CUSIP number 458176 10 4.

Item 6. Resignations of Registrant’s Directors.

Not applicable.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Exhibit Title
3.1	Certificate of Ownership and Merger merging a wholly-owned subsidiary into Pumatech, Inc. pursuant to Section 253 of the General Corporation Law of the State of Delaware.

99.1	Press Release dated February 17, 2004 relating to the renaming of Pumatech, Inc. as Intellisync Corporation.

Item 8. Change in Fiscal Year.

Not applicable.

Item 9. Regulation FD Disclosure.

Not applicable.

Item 10. Amendments to the Registrant’s Code of Ethics or Waiver of a Provision of the Code of Ethics.

Not applicable.

Item 11. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Not applicable.

Item 12. Results of Operations and Financial Conditions.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2004	INTELLISYNC CORPORATION

	By	/s/ J. Keith Kitchen
J. Keith Kitchen
Vice President of Finance and Administration and Chief Accounting Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit Title
3.1	Certificate of Ownership and Merger merging a wholly-owned subsidiary into Pumatech, Inc. pursuant to Section 253 of the General Corporation Law of the State of Delaware.

99.1	Press Release dated February 17, 2004 relating to the renaming of Pumatech, Inc. as Intellisync Corporation.